_______________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________________

FORM 8-K

_______________________________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_______________________________________________________________________

Date of Earliest Event Reported: February 23, 2009

_______________________________________________________________________

Empire Energy Corporation International

(Exact name of registrant as specified in its charter)

_______________________________________________________________________

Nevada	1-10077	87-0401761
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4500 College Blvd, Suite 240

Leawood, Kansas 66211

(Address of principal executive offices, including zip code)

(913) 663-2310

(Registrant’s telephone number, including area code)

_______________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 23, 2009 the Board of Directors of Empire Energy Corporation International approved the appointment of Mark Callaway as a member of the Board of directors as an Executive Director with responsibility for Corporate Finance and Business Development.

Mark Callaway, FCA, is a Fellow of the Institute of Chartered Accountants in England and Wales, and has held various CEO and CFO positions at country and international level for Shell over a 24 year period, including many years in French West Africa and a prolonged stay in Kazakhstan where he was the Chief Financial Officer of the North Caspian Sea Consortium which discovered Kashagan, a world-class oil field.  This was followed by a further seven year record of several successful start-up oil and gas companies, including FTSE, AIM and TSX listed companies, Imperial Energy Plc, Nelson Resources Limited, FirstAfrica Plc and Elko Energy Inc, a private Canadian company.

Mr. Callaway’s committee assignments and terms of his compensation have not yet been determined.  This appointment was not part of any arrangement or understanding between the new director and any other persons.

_____________________________________________________________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE ENERGY CORPORATION INTERNATIONAL

Dated: February 27, 2009	By:	/s/ Malcolm Bendall
Mr. Malcolm Bendall
Chief Executive Officer